Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 3, 2004 in the Registration Statement (Form S-1) and related Prospectus of Fastclick, Inc. for the registration of shares of its common stock.

                      /s/  ERNST & YOUNG LLP

Los Angeles, CA
December 21, 2004